Exhibit 99.1

Net Element Enters into a Letter of Intent to Merge with Electric Vehicle Company Mullen Technologies

MIAMI, FL – June 15, 2020 - Net Element, Inc. (NASDAQ: NETE) (“Net Element” or the “Company”), a global technology and value-added solutions group that supports electronic payments acceptance in a multi-channel environment including point-of-sale (“POS”), e-commerce and mobile devices, announced today that it has entered into a binding Letter of Intent to merge with privately-held Mullen Technologies, Inc. (“Mullen”), a Southern California-based electric vehicle company in a stock-for-stock reverse merger in which Mullen’s stockholders will receive the majority of the outstanding stock in the post-merger Company.

Founded in 2014, Mullen expects to launch the Dragonfly K50, a luxury sports car, in the first half of 2021 through ICI (Independent Commercial Importers). Mullen currently has eight retail locations in California and one in Arizona. Immediately prior to completion of the merger, expected to occur in the third quarter (subject to various conditions to the merger, including Net Element’s and Mullen’s stockholders’ approval, a fairness opinion satisfactory to the boards of Net Element and Mullen and other conditions), Net Element will, subject to Net Element’s stockholders’ approval, divest itself of its payments processing business and portfolio. If the merger receives the requisite approvals, at closing of the merger, the current management team and the board of directors of Net Element will also resign, except for Oleg Firer who will remain on as a board member, and be replaced by a management team led by Mullen’s Founder, Chairman and Chief Executive Officer David Michery and the board of directors nominated by Mullen.

According to Mullen, Mullen also owns several synergistic businesses including: Mullen Auto Sales, a fast-growing series of automobile dealerships and CarHub, a new and unique digital platform that leverages Artificial Intelligence (AI) and offers a complete, easy-to-use solution for buying, selling and owning a car. To assist in the fight against a novel coronavirus pandemic (COVID-19), Mullen’s subsidiary Smart 8 Energy recently began sourcing ventilators, COVID-19 antibody and virus test kits and Personal Protective Equipment (PPE). Subsequently, in May 2020, Mullen signed an agreement with Academy Medical, Inc. to sell its products to the U.S. Federal Government, including without limitation the U.S. Department of Defense, Department of Veterans Affairs, Department of Homeland Security, Indian Health Services, and Department of Health and Human Services and their respective sub-agencies and facilities. The company has 15 patents or patents pending related to its electric vehicles technology, including nine in the United States.

The Dragonfly K50 has been featured at the New York International Auto Show on April 2019. The car also won the Governor’s Choice Award at the 2019 Balboa Bay Club’s Classic Auto Show. The K50 has also been the subject of stories in the Wall Street Journal, ABC News, Autoweek, MotorTrend and Forbes, among many other publications. A video of the launch of the car at the New York Auto Show can be seen here. Mullen is launching this car in conjunction with a cooperation agreement with Qiantu Motor, a wholly-owned subsidiary of CH-Auto, a leading automotive design and manufacturing company in China. Due to the COVID-19 pandemic, Mullen pushed the targeted date for ICI release of the Dragonfly K50 for 2nd quarter of 2021.

“We believe the timing of this merger is ideal for Mullen Technologies,” said Mr. Michery. “It comes on the preparation of our launch of the Dragonfly K50, which will be available in Q2 of 2021 and through our retail network in California and Arizona and the development of a new EV model, the MX-05 Sport Utility Vehicle, that we expect the start of production next year. In addition, becoming public at this time should allow us to accelerate the development of our unique battery technology which is non-flammable, puncture proof, capable of maintaining full capabilities after 500,000 cycles, and is synthetic, requiring no mining of natural resources. We look forward to working with the Net Element team to complete the merger as quickly as possible.”

According to Mullen, Mullen expects to be entering the market with a Sport Utility Vehicle (SUV) using an established and proven product, manufacturing and advanced technologies, and to be produced in the United States. According to Mullen, Mullen has created a different business model to enter the EV market with core tenants that include: fast-to-market, highly efficient, ready and proven initial vehicle leveraging an existing vehicle produced internationally and designed to U.S. market needs (development reduced from 4 years to 17 months), and complemented with a portfolio of competitively priced vehicles (three platforms) in the fast-growing Electric SUV segment. According to Mullen, the first SUV Mullen expects to introduce will be the MX-05, a mid-size luxury SUV that will be featured as a battery electric vehicle.

According to Mullen, due to launch in Q3-Q4 of 2021, the MX-05 represents Mullen Automotive’s entry into the full-electric and range extender, luxury SUV market. The MX-05 is expected to fit the Mid-Size SUV segment. Mullen projects for pre-launch to have several hundred units produced in 2021 and kickoff into full production in 2022.

“We feel, after considering an array of strategic alternatives, that the agreement with Mullen provides our shareholders with the most compelling opportunity,” said Oleg Firer, Net Element’s Chairman and Chief Executive Officer. “We conducted an extensive search of companies that have disruptive technologies, and believe that Mullen represents the best path forward. COVID-19 has created a unique set of challenges for our payment processing business, as many of our payment processing customers are located in the Northeast, which has been hit especially hard by the coronavirus. We expect that the merger with Mullen will create a new path forward that should reward our long-time shareholders.”

Transaction Structure:

The parties intend to structure the transaction as a reverse triangular merger whereby shareholders of Mullen would receive 85% ownership of a surviving entity at closing, with Net Element’s investors owning 15%. Mullen shareholders would have an opportunity to earn an additional 5% in the event Mullen generates more than $100 million in revenue over the 24th months period post-closing. Closing of the transaction is conditional on the satisfactory completion of due diligence, shareholder and Nasdaq approval, and the completion of a capital raise of $10 million. Dilution from such financing is expected to be borne by the companies on a pro rata basis. Each of the parties Boards of Directors have unanimously approved the letter of intent for the transaction on a preliminary basis, with entering into a definitive agreement being subject to satisfactory fairness opinion and satisfactory due diligence, among other conditions. There can be no assurance that the merger will occur, or that the parties will enter into the definitive agreement for the transaction.

About Mullen Technologies:

Mullen Technologies is a Southern California based licensed electric vehicle manufacturer with international distribution that operates in various verticals of businesses focusing in the automotive industry; Mullen Automotive, Mullen Energy, Mullen Auto Sales, Mullen Funding Corp., and Carhub. Each of these divisions provide Mullen with diversity of different products and services within the automotive industry. For more information, please visit: www.mullenusa.com.

About Net Element

Net Element, Inc. (NASDAQ: NETE) operates a payments-as-a-service transactional and value-added services platform for small to medium enterprise ("SME") in the U.S. and selected emerging markets. In the U.S., the Company aims to grow transactional revenue by innovating SME productivity services using blockchain technology solutions and Aptito, our cloud-based, restaurant and retail point-of-sale solution. Internationally, Net Element's strategy is to leverage its omni-channel platform to deliver flexible offerings to emerging markets with diverse banking, regulatory and demographic conditions. Net Element was ranked as one of the fastest growing companies in North America on Deloitte's 2017 Technology Fast 500™. In 2017 we were recognized by South Florida Business Journal as one of 2016's fastest-growing technology companies. Further information is available at www.NetElement.com.

Forward-Looking Statements

Securities Exchange Act of 1934, as amended. Any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements. Words such as "continue," "will," "may," "could," "should," "expect," "expected," "plans," "intend," "anticipate," "believe," "estimate," "predict," "potential," and similar expressions are intended to identify such forward-looking statements. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of Net Element and are difficult to predict. Examples of such risks and uncertainties include but are not limited to whether the proposed merger will be consummated, what impact or resultant benefits the merger with Mullen and related transaction documents will have on the Company and its stockholders, whether Mullen will be successful in the various ventures and initiatives it is undertaking, whether the Company’s and Mullen shareholders will approve the merger and the divestiture of the payment processing business, whether Net Element will be able to complete a capital raise of $10 million, whether the fairness opinion will be satisfactory to the boards of directors of Net Element and Mullen. Additional examples of such risks and uncertainties include, but are not limited to (i) Net Element's ability (or inability) to obtain additional financing in sufficient amounts or on acceptable terms when needed; (ii) Net Element's ability to maintain existing, and secure additional, contracts with users of its payment processing services; (iii) Net Element's ability to successfully expand in existing markets and enter new markets; (iv) Net Element's ability to successfully manage and integrate any acquisitions of businesses, solutions or technologies; (v) unanticipated operating costs, transaction costs and actual or contingent liabilities; (vi) the ability to attract and retain qualified employees and key personnel; (vii) adverse effects of increased competition on Net Element's business; (viii) changes in government licensing and regulation that may adversely affect Net Element's business; (ix) the risk that changes in consumer behavior could adversely affect Net Element's business; (x) Net Element's ability to protect its intellectual property; (xi) local, industry and general business and economic conditions; and (xii) adverse effects of potentially deteriorating U.S.-Russia relations, including, without limitation, over a conflict related to Ukraine, including a risk of further U.S. government sanctions or other legal restrictions on U.S. businesses doing business in Russia. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed by Net Element with the Securities and Exchange Commission. Net Element anticipates that subsequent events and developments may cause its plans, intentions and expectations to change. Net Element assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by law.

Contact:

Net Element, Inc.

+1 (786) 923-0502

www.netelement.com

Media@NetElement.com